                               EXHIBIT (11)(b)(1)

                    AMENDED SCHEDULE A AND AMENDED SCHEDULE B
                    TO THE ADMINISTRATIVE SERVICES AGREEMENT

                            ADMINISTRATION AGREEMENT

                               AMENDED SCHEDULE A
                            (as of December 31, 1998)



The Dow Target 5 Subaccount

     July Series

     January Series


The Dow Target 10 Subaccount

     July Series

     January Series


Accepted by:



/s/  William L. Busler                       /s/  James Fox
----------------------------------           --------------------------------
PFL Life Insurance Company, on behalf of     First Data Investor Services Group,
PFL Endeavor Target Account                  Inc.

                            ADMINISTRATION AGREEMENT

                               AMENDED SCHEDULE B

                                  FEE SCHEDULE
                            (as of December 31, 1998)


The Account shall pay Investor Services Group the following fees:

     .    a flat fee of $10,000 per annum per Series of each Subaccount

     . Investor Services Group shall be entitled to collect all out-of-pocket fees described in Schedule C



Accepted by:



/s/  William L. Busler                       /s/  James Fox
-----------------------------------          --------------------------------
PFL Life Insurance Company, on behalf of     First Data Investor Services Group,
PFL Endeavor Target Account                  Inc.